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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-171152 on Form S-8 of our reports relating to the consolidated financial statements of Hawaiian Telcom Holdco, Inc. and subsidiaries, and the effectiveness of Hawaiian Telcom Holdco, Inc. and subsidiaries' internal control over financial reporting dated March 12, 2015, appearing in the Annual Report on Form 10-K of Hawaiian Telcom Holdco, Inc. and subsidiaries for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP

Honolulu, Hawaii
March 12, 2015

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM